UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

Immediatek, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-26073	86-0881193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8600 Freeport Parkway, Suite 220 Irving, Texas	75063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 661-6565

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

Demand Promissory Note

On December 17, 2010, Immediatek, Inc., or the Company, repaid in whole the Amended and Restated Demand Promissory Note, in the principal amount of $772,500, bearing interest, calculated on the basis of a 365-day year, at a rate per annum equal to three percent (3%) issued to Radical Holdings LP. Pursuant to the terms of the Amended and Restated Demand Promissory Note, the early repayment was made without premium or penalty.

Radical Holdings LP and Radical Investments LP, an affiliate of Radical Holdings LP, own approximately 67.9% of the voting stock of the Company. Radical Management LLC, a Texas limited liability company, is the sole general partner of Radical Holdings LP, a Texas limited partnership. Radical Investments Management LLC, a Delaware limited liability company, is the sole general partner of Radical Investments LP, a Delaware limited partnership. Mark Cuban is the President of Radical Management LLC and Radical Investments Management LLC. Mr. Cuban, indirectly, wholly-owns Radical Management LLC, Radical Holdings LP, Radical Investments Management LLC and Radical Investments LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immediatek, Inc.

Date: December 21, 2010	By: /s/ TIMOTHY RICE
Name: Timothy Rice
Title: President & Chief Executive Officer